Exhibit A

Series of the Trust

Amended: November 19, 2015

The following Funds are covered under this agreement:

AlphaCentric Asset Rotation Fund

AlphaCentric Smart Money Fund

AlphaCentric Income Opportunities Fund

AlphaCentric Bond Rotation Fund

AlphaCentric/IMFC Managed Futures Strategy Fund

Camelot Excalibur Small Cap Income Fund

Camelot Premium Return Fund

Catalyst Intelligent Alternative Fund

Catalyst Activist Investor Fund

Catalyst Hedged Futures Strategy Fund

Catalyst Insider Buying Fund

Catalyst Insider Income Fund

Catalyst Insider Long/Short Fund

Catalyst Macro Strategy Fund

Catalyst MLP & Infrastructure Fund

Catalyst Small-Cap Insider Buying Fund

Catalyst Hedged Insider Buying Fund

Catalyst Dynamic Alpha Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

Catalyst/EquityCompass Buyback Strategy Fund

Catalyst/Groesbeck Growth of Income Fund

Catalyst/Groesbeck Aggressive Growth Fund

Catalyst/Lyons Hedged Premium Return Fund

Catalyst/Lyons Tactical Allocation Fund

Catalyst/Princeton Floating Rate Income Fund

Catalyst/Princeton Hedged Income Fund

Catalyst/Princeton Credit Opportunity Fund

Catalyst/MAP Global Total Return Income Fund

Catalyst/MAP Global Capital Appreciation Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Catalyst/Stone Beach Income Opportunity Fund

Catalyst Time Value Trading Fund

Catalyst/Auctos Multi-Strategy Fund

Catalyst IPOx Allocation Fund

Catalyst Hedged Commodity Strategy Fund

Catalyst/Millburn Hedge Strategy Fund

Day Hagan Tactical Allocation Fund of ETFs

Day Hagan Tactical Dividend Fund

Empiric 2500 Fund

Eventide Gilead Fund

Eventide Healthcare and Life Sciences Fund

Eventide Multi-Asset Income Fund

JAG Large Cap Growth Fund

KF Griffin Blue Chip and Covered Call Fund

SignalPoint Global Fund

SMH Representation Trust

Mutual Fund Series Trust

By: /s/Tiberiu Weisz

Print Name: Tiberiu Weisz

Title: Trustee

MFund Services LLC

By: /s/Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: President